FIRST AMENDMENT OF AGENT OPERATOR AGREEMENT
ANT HILL UNIT
RIO BLANCO COUNTY, COLORADO

This Amendment, dated effective August 12, 2009, by and between EnCana Oil & Gas (USA) Inc. ("EnCana"), with offices at 370 17th Street, Suite 1700, Denver, CO 80202, and Eden Energy Corp. and its subsidiary Eden Energy Colorado LLC, with offices at 200 Burrard Street, Suite 1680, Vancouver, British Columbia V6C 3L6 Canada (together "Eden") amends that certain Agent Operator Agreement (hereinafter the "Agreement") effective May 1, 2006, also attached to and made a part of that certain Drilling and Development Agreement effective May 1, 2006, by and between Starlight Corporation ("Starlight") and EnCana Oil & Gas (USA) Inc., as amended. Capitalized terms used in this Amendment shall have the same meaning as set forth in the Ant Hill Unit Agreement, Ant Hill Unit Operating Agreement and/or the Drilling and Development Agreement.

WHEREAS, Eden and EnCana wish to amend Section 1.4 of the Agreement to define the point at which an Earning Well is Drilled, Completed and Equipped and the point at which EnCana, as Unit Operator, shall take over operations of a new Earning Well; and

WHEREAS, Eden and EnCana wish to amend Section 1.5 of the Agreement to provide that the construction of the Well Connect Facilities will be performed by EnCana;

NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1. To delete Section 1.4 of the Agreement in its entirety and replace it with the following:
   Eden shall be entitled, subject to the audit provision contained in the Unit Operating Agreement attached to said Agreement, to retain all payments made to operator by non-operator and to receive the overhead charges provided for in said Agreement relating to the Eden Wells during the period Eden is drilling, testing, completing and equipping the wells to their Sales Meters. EnCana, as Unit Operator, shall take over operations of the Eden Wells following drilling, testing, completing and equipping the wells to their Sales Meters; provided, however, Eden shall retain the right to utilize its own pumpers and to conduct its own service operations on Eden Wells as Agent Operator. EnCana will perform the duties of operator of the Eden Wells in all other respects. In the event Eden decides to utilize its own pumpers and/or conduct its own service operations on Eden Wells, Eden shall immediately notify EnCana personnel, in accordance with the terms of the Unit Operating Agreement, of the operations needed to be conducted on any given Eden Well. Eden and EnCana shall work cooperatively to conduct said operations in a timely and cost efficient manner so as not to

unreasonably interfere with production from said well and EnCana's physical operations and production within the Ant Hill Unit. With respect to the Earning Wells and any other Eden Well in which EnCana owns a working interest, EnCana will bear its proportionate share of the direct charges, including those for pumpers, and other direct costs incurred by Eden on behalf of the well in the same manner provided for in the COPAS accounting procedures attached as an Exhibit to the Unit Operating Agreement as would occur if Eden were the operator of that well and EnCana the non-operator. COPAS producing overhead rates for operating wells will not be affected by this provision, and Eden will bear its proportionate part of the COPAS producing overhead rate for Eden Wells pursuant to the terms and conditions of said COPAS accounting procedures. Eden will not be charged any COPAS overhead rates for EnCana Wells or EnCana Disposal Wells. EnCana shall not be entitled to receive an operator's overhead charge or any other charge whatsoever under the Unit Operating Agreement or any other agreements with respect to any wells operated by Eden.

2. To delete Section 1.5 of the Agreement in its entirety and replace it with the following:
   a. Eden and EnCana shall enter into the Gas Marketing Agreement attached to the Agreement as Exhibit H covering Eden's share of oil and gas produced from the Ant Hill Unit and Contract Area. Within forty-five (45) days of receipt of notice of Eden's intention to file an APD for an Earning Well to be drilled within the Contract Area, EnCana shall provide the design, construction and specifications of the gas and water pipeline and/or right-of-way to be submitted and permitted along with said APD.

   b. Eden shall notify EnCana of the date at which an Earning Well has been drilled, tested, completed and equipped to the Sales Meter. Within thirty (30) days of receiving said notification, EnCana may begin to construct, at its sole risk and expense, facilities ("Well Connect Facilities") necessary to deliver and measure gas and water from each Eden Well Sales Meter into the point of connection with the existing Ant Hill Unit gathering system. Well Connect Facilities shall include, without limitation, gas gathering lines, water lines, Earning Well's Sales Meter and associated automation equipment necessary to deliver and measure gas and water from each Eden Well Sales Meter to the point of connection with the existing Ant Hill Unit gathering system. Such Well Connect Facilities shall become Ant Hill Unit equipment and property and shall be owned by EnCana.

In all other respects, the Agreement remains in full force and effect.

IN WITNESS WHEREOF, this Amendment to the Agreement is executed effective as of the date hereinabove provided.

EnCana Oil & Gas (USA) Inc.

By: [signature]
Ricardo D. Gallegos
Attorney-in-Fact

Date: 8/12/09

Eden Energy Corp.

By: [signature]
Larry Kellison
Chief Operating Officer

Date: 8/12/09

Eden Energy Colorado LLC

By: [signature]
Larry Kellison
Chief Operating Officer

Date: 8/12/09

STATE OF COLORADO)
)
COUNTY OF DENVER)

The foregoing instrument was acknowledged before me this 12th day of August, 2009, by Ricardo D. Gallegos as attorney-in-fact of EnCana Oil & Gas (USA) Inc.

My Commission Expires: 3/25/13

April Jackson
Notary Public

APRIL JACKSON NOTARY PUBLIC STATE OF COLORADO
My Commission Expires 03/25/2013

STATE OF COLORADO)
)
COUNTY OF DENVER)

The foregoing instrument was acknowledged before me this 24th day of August, 2009, by Larry Kellison as Chief Operating Officer of Eden Energy Colorado LLC.

My Commission Expires: 2-28-11

Jessica Werner
Notary Public

JESSICA WERNER NOTARY PUBLIC STATE OF COLORADO
My Commission Expires 02/28/2011

STATE OF COLORADO)
)
COUNTY OF DENVER)

The foregoing instrument was acknowledged before me this 24th day of August, 2009, by Larry Kellison as Chief Operating Officer of Eden Energy Corp.

My Commission Expires: 2-28-11

Jessica Werner
Notary Public

JESSICA WERNER NOTARY PUBLIC STATE OF COLORADO
My Commission Expires 02/28/2011